Exhibit 99.1

Bulletin

May 29, 2015
Bulletin No. 1479

Quarterly Surplus and Excess Capital Stock Repurchase Practice

Dear Chief Executive Officer:

I am pleased to announce that the Bank has reinstated its practice of repurchasing the surplus capital stock of all members and the excess capital stock of all nonmember shareholders on a quarterly basis. All repurchases of capital stock are at the Bank’s discretion, subject to certain statutory and regulatory requirements, the Bank’s Risk Management Policy, and the Bank’s Capital Plan. In addition, at the Bank’s discretion, the Bank may repurchase some or all of a member’s excess capital stock upon request by the member.

Surplus capital stock is defined as any stock holdings in excess of 115% of a member’s minimum stock requirement, and excess capital stock is defined as any stock holdings in excess of a shareholder’s minimum stock requirement.

Each quarter, the Bank will evaluate the repurchase of surplus and excess stock. At least 15 calendar days before any repurchase, the Bank will notify shareholders of its intention to repurchase capital stock and of the scheduled repurchase date. The Bank will calculate the amount to be repurchased on the repurchase date, based on capital stock outstanding as of the repurchase date.

For more information about the repurchase of surplus or excess capital stock, please contact your Relationship Manager or Curtis Tung, Director of Financial Accounting and Reporting, at tungc@fhlbsf.com.

Sincerely,

Dean Schultz
President and Chief Executive Officer

cc:    Chief Financial Officer

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This bulletin contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements related to the Bank’s plans to repurchase surplus and excess capital stock. These statements are based on our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “will,” “may,” or their negatives or other variations on these terms. The Bank cautions that by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory actions, future operating results, and legislative or regulatory changes; and changes to the Bank’s capital metrics, capital management objectives and strategies. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.